UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2004

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 15, 2004 Lone Star Technologies, Inc. (“Lone Star”) announced in a press release (the “Press Release”) its financial results for the quarter ended September 30, 2004.

With respect to the inclusion of EBITDA in the Press Release, EBITDA is a measure of Lone Star’s liquidity that is not required by, or presented in accordance with, GAAP.  EBITDA should not be considered as an alternative to cash flow from operating activities as a measure of Lone Star’s liquidity or as an alternative to net income, operating income, or any other performance measures derived in accordance with GAAP.

EBITDA represents net income before interest, taxes, depreciation, and amortization.  Lone Star uses EBITDA:

•                                          as a liquidity measure, because Lone Star’s existing senior secured credit facility contains covenants relating to its Fixed Charge Coverage Ratio that uses EBITDA;

•                                          to evaluate and price potential acquisition candidates, which are evaluated and priced by other issuers in Lone Star’s industry based upon EBITDA;

•                                          to facilitate company to company comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance; and

•                                          because EBITDA is a non-GAAP liquidity measure commonly used by oilfield services and supply companies.

However, EBITDA has limitations as an analytical tool, and you should not consider EBITDA in isolation or as a substitute for analysis of Lone Star’s results as reported under GAAP.  For example, EBITDA does not reflect:

•                                          Lone Star’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•                                          changes in, or cash requirements for, Lone Star’s working capital needs;

•                                          Lone Star’s significant interest expense, or the cash requirements necessary to service interest and principal payments on Lone Star’s debts;

•                                          any cash requirements for the replacement of assets being depreciated and amortized, which will often have to be replaced in the future, even though depreciation and amortization are non-cash charges; and

•                                          the fact that other companies in Lone Star’s industry may calculate EBITDA differently than Lone Star does, which limits its usefulness as a comparative measure.

Because of these limitations, you should not consider EBITDA as a measure of discretionary cash available to Lone Star to invest in the growth of its business.  Lone Star compensates for these limitations by relying primarily on Lone Star’s GAAP results and by using EBITDA only supplementally.

The foregoing is qualified by reference to the Press Release, which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release of Lone Star Technologies dated October 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Charles J. Keszler
Charles J. Keszler,
Vice President and
Chief Financial Officer

Date: October 18, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of Lone Star Technologies dated October 15, 2004